UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

9½% Senior Notes due 2019.
General
On March 15, 2013, Seitel, Inc. (“Seitel”) entered into a Purchase Agreement pursuant to which it agreed to sell $250.0 million in aggregate principal amount of its 9½% Senior Notes due 2019 (the “Senior Notes”) to Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC (the “Initial Purchasers”).
On March 20, 2013, Seitel completed the sale of its Senior Notes to the Initial Purchasers. The Senior Notes were issued pursuant to an Indenture dated as of March 20, 2013 (the “Indenture”), by and among Seitel, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee. In connection with the closing under the Indenture, the Senior Notes were sold in a private placement and resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act.
Use of Proceeds
Seitel expects to use the net proceeds from the offering, together with cash on hand, to repurchase $275 million of its 9.75% senior notes due 2014 and to pay fees and expenses incurred in connection with the repurchase of such notes.
Guarantees
The Senior Notes will be unconditionally guaranteed (each, a “Guarantee”), on a senior unsecured basis by all of Seitel’s current and future significant domestic restricted subsidiaries (each, a “Guarantor”).
Ranking
The Senior Notes are senior unsecured obligations of Seitel. The Senior Notes will rank senior in right of payment to all future obligations of Seitel that, by their terms, are expressly subordinated in right of payment to the Senior Notes and pari passu in right of payment with all existing and future unsecured obligations of Seitel that are not so subordinated. Each Guarantee is a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that, by their terms, are expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Senior Notes and each Guarantee are effectively subordinated to secured indebtedness of Seitel and the applicable Guarantor to the extent of the value of the assets securing such indebtedness.

Optional Redemption
Ordinary Redemption
Seitel may redeem the Senior Notes, in whole or in part, at any time on or after April 15, 2016. The redemption price for the Senior Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on any year set forth below:

Year	Redemption Price
2016	104.750%
2017	102.375%
2018 and thereafter	100.000%
At any time prior to April 15, 2016, the Senior Notes may also be redeemed by or on behalf of Seitel, in whole or in part, at Seitel’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) as of, and accrued but unpaid interest, if any, to, the date of redemption.
Redemption with Proceeds of Equity Offering
At any time prior to April 15, 2016, Seitel may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Senior Notes issued under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price (expressed as a percentage of principal amount) of 109.500% of their principal amount plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after each such redemption and notice of any such redemption is mailed within 90 days of the closing of each such equity offering.
Change of Control
Upon the occurrence of any change of control, each holder of Senior Notes will have the right to require that Seitel offer to purchase that holder’s Senior Notes for a cash price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Covenants
In the Indenture, Seitel has agreed to covenants that limit its and the Guarantors’ ability, among other things, to incur additional indebtedness and issue certain preferred stock; pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments; guarantee indebtedness; sell or exchange assets, including capital stock of the Guarantors; enter into transactions with affiliates; create certain liens; and engage in certain consolidations, mergers or transfers of assets.
Events of Default
The Indenture contains customary events of default which, should one or more of them occur and be continuing, would permit the trustee or holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding and the trustee, to declare all amounts owing under the Senior Notes to be due and payable immediately.
The description of the Purchase Agreement, the Indenture and the Senior Notes contained in this Current Report on Form 8-K are qualified in its entirety by reference to the complete text of the Purchase Agreement, the Indenture and the Senior Notes, copies of which are filed as Exhibits 10.1, 4.1 and 4.2 and incorporated herein by reference.

Registration Rights Agreement regarding the Senior Notes.
Seitel and the Guarantors have entered into a registration rights agreement (the “Registration Rights Agreement”) with Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as the Initial Purchasers of the Senior Notes, for the benefit of the holders of the Senior Notes, pursuant to which Seitel and the Guarantors will, at their cost, (i) file a registration statement with the Securities and Exchange Commission with respect to a registered exchange offer to exchange the Senior Notes for new notes of Seitel having terms identical in all material respects to the Senior Notes, but without transfer restrictions and (ii) use their reasonable best efforts to file such registration statement within 180 days after the date of the Registration Rights Agreement and to cause such registration statement to be declared effective under the Securities Act of 1933, as amended, and the rules promulgated thereunder, and to consummate the exchange offer not later than 240 days after the date of the Registration Rights Agreement. Upon the effectiveness of the registration statement, Seitel must promptly commence the exchange offer and keep it open for not less than 20 business days (or longer if required by applicable law including in accordance with the requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended) after the date notice of the exchange offer is first mailed, sent or given to the holders of the Senior Notes.
If on or prior to the 240th day after the date of the Registration Rights Agreement the registered exchange offer is not consummated, additional cash interest on the Senior Notes will become payable by Seitel. The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of the registration default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.0% per annum.
The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 and incorporated herein by reference.
Second Amendment to Credit Agreement.
On March 1, 2013, Seitel entered into Amendment No. 2 (the "Second Amendment") to its Credit Agreement, dated as of May 25, 2011, as amended by Amendment No. 1 to the Credit Agreement, dated as of November 28, 2011. The Second Amendment became effective upon the Closing of the Senior Notes offering, and, among other things, extends the maturity date of the Credit Agreement to May 25, 2016 and permits the issuance of the Senior Notes.
The foregoing is only a summary of the material terms of the Second Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture dated as of March 20, 2013, by and among Seitel, Inc., the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.
4.2	Form of 9½% Senior Note due 2019 (included in Exhibit 4.1).
4.3
Registration Rights Agreement, dated as of March 20, 2013, by and among Seitel, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Initial Purchasers.

10.1	Purchase Agreement, dated as of March 15, 2013, by and among Seitel, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Initial Purchasers.
10.2
Amendment No. 2 to Credit Agreement, dated March 1, 2013, by and among Seitel, Inc. and Olympic Seismic Ltd., as borrowers, and Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance Corporation Canada, as lenders and agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.
Date: March 21, 2013	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated as of March 20, 2013, by and among Seitel, Inc., the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.
4.2	Form of 9½% Senior Note due 2019 (included in Exhibit 4.1).
4.3
Registration Rights Agreement, dated as of March 20, 2013, by and among Seitel, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Initial Purchasers.

10.1	Purchase Agreement, dated as of March 15, 2013, by and among Seitel, Inc., the Guarantors party thereto, and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Initial Purchasers.
10.2
Amendment No. 2 to Credit Agreement, dated March 1, 2013, by and among Seitel, Inc. and Olympic Seismic Ltd., as borrowers, and Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance Corporation Canada, as lenders and agents.